As filed with the Securities and Exchange Commission on June 11, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CENTURY CASINOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1271317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

455 E. Pikes Peak Ave., Suite 210
Colorado Springs, Colorado 80903
(719) 527-8300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Margaret Stapleton
Chief Financial Officer and Corporate Secretary
455 E. Pikes Peak Ave., Suite 210
Colorado Springs, Colorado 80903
(719) 527-8300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a copy to:
Douglas R. Wright
Jeffrey A. Sherman
Charles D.Lange
Faegre Drinker Biddle & Reath LLP
1144 15th Street, Suite 3400
Denver, Colorado 80202
(303) 607-3500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
(Subject to completion, dated June 11, 2026)
PROSPECTUS

CENTURY CASINOS, INC.
$100,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary Certificates
Warrants
Units
We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities and the general manner in which these securities will be offered.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CNTY.” On June 10, 2026, the last reported sale price of our common stock on Nasdaq was $1.45 per share.
As of May 8, 2026, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $37.1 million, based upon 24,713,778 shares of our outstanding common stock held by non-affiliates at the per share price of $1.50, the closing sale price of our common stock on Nasdaq on May 8, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75.0 million. We have not sold any securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated       , 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Whenever we refer to “we,” “our” or “us” in this prospectus, we mean Century Casinos, Inc. and its subsidiaries. When we refer to “you” or “yours,” we mean the holders or prospective purchasers of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file materials electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.SEC.gov. Our Internet site address is www.cnty.com. None of the information posted to our web site is incorporated by reference into this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished but not filed in accordance with SEC rules, including information under Item 2.02 or Item 7.01 of any Form 8-K and any related financial statements and exhibits):
•
Annual Report on Form 10-K for the year ended December 31, 2025 filed March 18, 2026, including information specifically incorporated by reference from our Definitive Proxy Statement for our 2026 Annual Meeting of Stockholders filed April 30, 2026;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed May 8, 2026;
•	Current Reports on Form 8-K filed on January 2, 2026, May 7, 2026, May 13, 2026 (Item 5.02 only) and May 28, 2026; and
•
The description of our common stock contained in the Current Report on Form 8-K filed July 11, 2005, as supplemented by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by calling our Corporate Secretary at (719) 527-8300 or writing to us at the following address:
Century Casinos, Inc.
Attention: Corporate Secretary
455 E. Pikes Peak Ave., Suite 210
Colorado Springs, Colorado 80903

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements for a number of different reasons, including those stated under the caption “Risk Factors” in our SEC reports incorporated in this prospectus by reference.
In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and subject to risks and uncertainties. Because of these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus, any prospectus supplement delivered with this prospectus and the documents that we reference in this prospectus, or that we have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

THE COMPANY
Overview
Century Casinos, Inc., a Delaware corporation founded in 1992, is a casino entertainment company that develops and operates gaming establishments as well as related lodging, restaurant, horse racing (including off-track betting) and entertainment facilities primarily in North America. Our main goal is to grow our business by actively pursuing the development or acquisition of new gaming opportunities and growing and reinvesting in our existing operations.
We began operating casinos in 1996 with the acquisition of our casino in Cripple Creek, Colorado. In 2006, we opened casinos in Central City, Colorado and Alberta, Canada. In 2007, we purchased a 33.3% ownership interest in Casinos Poland, Ltd., the owner and operator of casinos throughout Poland, and in 2013 we purchased an additional 33.3% ownership interest in CPL, resulting in a majority 66.6% ownership interest. Between 2015 and 2019, we acquired an additional casino and developed two racing and entertainment centers in Alberta, Canada. In December 2019, we added three properties to our United States portfolio, two in Missouri and one in West Virginia. In connection with this acquisition, we entered into a triple net lease agreement with subsidiaries of VICI Properties Inc. In 2022, we acquired 50% of Smooth Bourbon LLC, which leases the land and building for the Nugget Casino Resort in Reno-Sparks, Nevada. In 2023, we acquired the operations of the Nugget and Rocky Gap Casino, Resort & Golf in Flintstone, Maryland.
Recent Developments
Strategic Review
In August 2025, we announced that our Board of Directors (the “Board”) initiated a comprehensive strategic review of our operations, capital structure and strategic growth options. The review is exploring a range of potential strategic alternatives for our assets and businesses aimed at enhancing shareholder value and supporting long-term growth. These alternatives may include opportunities to unlock value within our existing property portfolio, optimize our capital structure, evaluate potential mergers, strategic partnerships, or the sale of the Company, and to analyze potential divestments of assets or other asset-level transactions. The Board has not set a timetable for the conclusion of this review. At this stage, no commitments or decisions have been made and there can be no assurance that the review will result in any transaction or particular change to our business. We do not intend to make further public comments on the process unless and until we determine that further disclosure is appropriate or necessary.
Corporate Information
Our Common Stock is listed on Nasdaq Capital Market under the symbol “CNTY.” Our principal executive offices in the U.S. are located at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903 and our telephone number at those offices is (719) 527-8300. We maintain a website at www.cnty.com. Unless specifically incorporated by reference in this prospectus or in a prospectus supplement, information that you may find on our website is not part of this prospectus or such prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider the risks, uncertainties and other factors described under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, that we have filed or will file with the SEC, and in other documents which are incorporated by reference in this prospectus, as well as the risk factors and other information contained in or incorporated by reference in any accompanying prospectus supplement, together with all of the other information included in this prospectus. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these or any unanticipated risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and the trading price of our securities could decline, causing you to lose some or all of your investment in our securities.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of the securities for investments in additional gaming projects and for working capital and other general corporate purposes, including without limitation expanding existing businesses, acquiring businesses, investing in other business opportunities and repayment or refinancing of debt. Pending such use, we may temporarily invest the net proceeds in short-term investments.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our shares of common stock or other securities. We regularly evaluate the optimal use of our capital. Any payment of cash dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness and other factors that our board of directors deems relevant.

DESCRIPTION OF OUR CAPITAL STOCK
Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. A description of the material terms and provisions of our certificate of incorporation and bylaws affecting the rights of the common stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws.
Common Stock
Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by our board of directors out of funds legally available. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no conversion or preemptive rights and no redemption rights except as described under the heading “— Business Combinations with Interested Stockholder; Redemption Provisions” below.
Our common stock currently trades on the Nasdaq Capital Market under the symbol “CNTY.” As of June 10, 2026, 28,133,538 shares of common stock were outstanding.
Preferred Stock
Our preferred stock may have characteristics that affect the rights of holders of our common stock and other securities. See the description of our authorized preferred stock under the heading “Description of Preferred Stock” below.
Redemption Provisions
Our certificate of incorporation provides that our shares of capital stock are subject to repurchase if in the judgment of our board of directors such repurchase is necessary to obtain or maintain a license or franchise to conduct any portion of our business. We must provide such security holders with 30 days’ written notice of our intent to redeem the securities held by them, subject to certain exceptions. Following the expiration of a 30-day notice period, any securities selected for redemption by our board of directors cease to entitle the holder thereof to any rights other than the right to receive the redemption price for such securities. The redemption price will generally be the average closing price of the securities to be redeemed for the 45 trading days preceding the redemption date.
Anti-Takeover Effects
Provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board, and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us. They may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions.
Business Combinations with Interested Stockholder; Redemption Provisions
Our certificate of incorporation prohibits us from engaging in a “business combination” with an “interested stockholder” without the approval by affirmative vote of the holders of at least 80% of our outstanding voting stock, unless:
•
Prior to completion of the business combination, a majority (but not fewer than two) of the “continuing directors” approve such business combination. “Continuing directors” means directors other than the relevant interested stockholder or an affiliate, associate, employee, agent or nominee of such interested stockholder, or a relative of the foregoing, who were either (i) directors prior to the time such interested stockholder became an interested stockholder, or (ii) successors of such a continuing director who are recommended or elected to succeed such continuing director by a majority of the continuing directors then on our board; or
•	Stockholders other than the interested stockholder are entitled to receive consideration in such business combination that exceeds certain thresholds set forth in our certificate of incorporation.
For purposes of this provision of our certificate of incorporation, a “business combination” includes mergers, asset sales or other transactions with or suggested by an interested stockholder, with an “interested stockholder” being defined as (i) a person who, together with affiliates and associates, owns, or within two years prior to the date of determination that the person is an “interested stockholder,” did own, 5% or more of our voting stock, or (ii) an assignee, in any transaction not involving a public offering during the preceding two years, of shares of stock held by an interested stockholder.
In addition, if an interested stockholder becomes the beneficial owner of more than 50% of our voting stock as a result of transactions not involving our issuance of capital stock to such interested stockholder or an affiliate or associate thereof, stockholders other than the interested stockholder and its affiliates and associates will have the option to have us redeem their shares of our voting stock. Such option will not be available if, within ten days after commencement of a tender offer by an interested stockholder for shares of our common stock, a majority of the continuing directors recommend that stockholders accept the tender offer, or if, within 30 days of our receipt of notice of the interested stockholder becoming the beneficial owner of more than 50% of our voting stock, the continuing directors determine that such redemption would not be in our best interests.
The provisions of our certificate of incorporation relating to business combinations with an interested stockholder and related redemption rights may only be amended by an affirmative vote of the holders of 80% of our outstanding voting stock.
Delaware Anti-Takeover Statute
Transactions that are not governed by the business combination provision in our certificate of incorporation, as described above, are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•	Prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding, those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.
Classified Board of Directors
Our board of directors is divided into three classes of directors as nearly equal in number as possible. Presently, our board of directors consists of six directors. Each director who is elected at an annual meeting of stockholders is elected for a three-year term expiring at the third annual meeting of stockholders after such director’s election.

Accordingly, under most circumstances, directors of one class only are elected at each year’s annual meeting of stockholders. If elected, all nominees are expected to serve until the expiration of their respective terms and until their successors are duly elected and qualified.
Removal of Directors
Our certificate of incorporation provides that directors may only be removed from office without cause by an affirmative vote of the holders of 80% of our outstanding voting stock, and may only be removed with cause by an affirmative vote of the holders of a majority of our outstanding voting stock. Only our board of directors is authorized to fill vacant directorships or change the size of our board. The provisions of our certificate of incorporation relating to removal of directors, the size of our board, filling vacancies on the board and related matters may only be amended by an affirmative vote of the holders of 80% of our outstanding voting stock.
Stockholder Action; Special Meetings of Stockholders
Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, or by the Chairman or Vice Chairman of the board or by our President.
Advance Notice of Stockholder Business Proposals and Nominations
Our bylaws provide an advance written notice procedure with respect to stockholder proposals of business and stockholder nominations of candidates for election as directors. Stockholders at an annual meeting are only able to consider the proposals and nominations specified in the notice of meeting or otherwise brought before the meeting by or at the direction of the board of directors or by a stockholder that has delivered timely written notice in proper form to our secretary of the business to be brought before the meeting.
Authorized But Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are generally available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.
Transfer Agent and Registrar
Computershare Trust Company, N.A. serves as the transfer agent and registrar for our common stock.
Limitations of Director Liability
Our certificate of incorporation limits personal liability of our directors for breaches by the directors of their fiduciary duties to the fullest extent provided by Delaware law. Such provisions eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director’s duty of loyalty to us or our stockholders, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct or knowing violation of law, liability based on payments of improper dividends and liability based on a transaction from which the director derives an improper personal benefit. Any amendment to or repeal of such provisions will not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
Regulatory Restrictions
We may not issue any voting securities except in accordance with the provisions of the Colorado Limited Gaming Act (the “Act”) and the regulations promulgated thereunder. The issuance of any voting securities in violation of the Act will be void, and the voting securities will be deemed not to be issued and outstanding. No voting securities may be transferred, except in accordance with the provisions of the Act and the regulations promulgated thereunder. Any transfer in violation of these provisions will be void. If the Colorado Limited Gaming Control Commission (the “Colorado Gaming Commission”) at any time determines that a holder in excess of 5% of our voting securities is unsuitable to hold the securities, then we may, within sixty (60) days after the finding of unsuitability, purchase the voting securities of the unsuitable person at the lesser of (a) the cash equivalent of such person’s investment, or (b) the current market price as of the date of the finding of unsuitability, unless such voting securities are transferred to a suitable person within sixty (60) days after the finding of unsuitability. Until our voting securities are owned by persons found by the Colorado Gaming Commission to be suitable to own them, (a) we are not permitted to pay any dividends or interest with regard to the voting securities, (b) the holder of such voting securities will not be entitled to vote, and the voting securities will not for any purposes be included in the voting securities entitled to vote, and (c) we may not pay any remuneration in any form to the holder of the voting securities, except in exchange for the voting securities.
Under Nevada gaming laws, any person who acquires or holds more than 5% of our voting power must report the acquisition or holding to the Nevada Gaming Commission. Except for certain pension or employee benefit plans, each person who acquires or holds the beneficial ownership of any amount of any class of voting power and who has the intent to engage in any “proscribed activity” shall (a) within 2 days after possession of such intent, notify the Chair of the Nevada Gaming Control Board, or the Nevada Board, in the manner prescribed by the Chair; (b) apply to the Nevada Gaming Commission for a finding of suitability within 30 days after notifying the Chair pursuant to paragraph (a); and (c) deposit with the Nevada Board the sum of money required by the Nevada Board to pay the anticipated costs and charges incurred in the investigation and processing of the application. “Proscribed activity” means: 1. An activity that necessitates a change or amendment to our corporate charter, bylaws, management, policies or operation of the Company; 2. An activity that materially influences or affects the affairs of the Company; or 3. Any other activity determined by the Nevada Gaming Commission to be inconsistent with holding voting securities for investment purposes. Nevada gaming regulations also require that beneficial owners of more than 10% of our voting power apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada Board mails written notice requiring such filing. Further, an “institutional investor,” as defined in the Nevada gaming regulations, that acquires more than 10%, but not more than 25%, of our voting power may apply to the Nevada Gaming Commission for a waiver of such finding of suitability if such institutional investor holds our voting securities for investment purposes only.
Under West Virginia law, a company’s racetrack video lottery license is not transferrable. Additionally, the transfer of more than five percent of the equity interest, or voting interest, in the licensee must be approved by the WVLC before the transfer is finalized.
Similar regulatory restrictions may apply in other jurisdictions where the Company or its subsidiaries have operations.
Amendment of Bylaws
Our certificate of incorporation provides that our board of directors has the power to make, adopt, alter, amend, change or repeal our bylaws by the affirmative vote of a majority of the board of directors. The certificate of incorporation provides that stockholders may make, adopt, alter, amend, change or repeal our bylaws only by an affirmative vote of the holders of 80% of our outstanding voting stock.

DESCRIPTION OF PREFERRED STOCK
Our certificate of incorporation permits us to issue, without stockholder approval, up to 20,000,000 shares of preferred stock, from time to time and in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. No shares of our preferred stock are currently outstanding. Prior to the issuance of shares of each series, the Delaware General Corporation Law and our certificate of incorporation require the board of directors to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:
•	the designation of each series and the number of shares constituting each series;
•	dividend rights and rates and whether any dividends are cumulative, partially cumulative or non-cumulative;
•	rights and terms of redemption, including sinking fund provisions and redemption prices;
•	liquidation preferences;
•	voting rights;
•	conversion rights and terms; and
•	terms concerning the distribution of assets.
All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and nonassessable. Our board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.
We will describe in a prospectus supplement relating to the series of preferred stock being offered the following terms:
•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rates, periods or payment dates or methods of calculation applicable to the preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provision for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
•	voting rights, if any, of the preferred stock;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term “equity securities” does not include convertible debt securities.
This description of our preferred stock should be read in conjunction with the description of our capital stock generally under the heading “Description of Our Capital Stock” above and any prospectus supplement relating to an offering of our preferred stock.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, the “Company,” “we,” “our” or “us” refer to Century Casinos, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;
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if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, or premium, if any, or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on certain U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change in Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:
•
we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means, with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the Company and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; or
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY CERTIFICATES
We may offer equity securities for sale in countries outside the United States, in which case we may issue certificates evidencing depositary shares of our common stock rather than directly issuing common stock to investors in such countries. These depositary certificates will represent a share of common stock or a fraction of a share of common stock, in final amounts to be set forth in the applicable prospectus supplement.
The shares of common stock underlying any depositary certificates that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary certificate will be entitled to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the common stock underlying that depositary certificate.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary certificate, that describes the terms of any depositary certificates we are offering before the issuance of the related depositary certificates. The following summaries of material provisions of the deposit agreement and the depositary certificates are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary certificates. We urge you to read the prospectus supplements relating to any depositary certificates that are sold under this prospectus, as well as the complete deposit agreement and depositary certificate.
Form
Depositary certificates may be issued in physical form or as book entry securities. Depositary certificates to be issued in book entry form will be evidenced by one or more global certificates, which will be held by a nominee. The depositary may hold the global certificate as nominee, or the nominee may be a third party. Beneficial ownership interests in the global certificate will be electronically credited to the beneficial owner’s account through a participant in the nominee holding the global certificate.
In the case of depositary certificates to be issued in certificated form, pending the preparation of definitive depositary certificates, the depositary may, upon our written order, issue temporary depositary certificates substantially identical to the definitive depositary certificates but not in definitive form. These temporary depositary certificates entitle their holders to all of the rights of definitive depositary certificates. Temporary depositary receipts will then be exchangeable for definitive depositary certificates at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying common stock to the record holders of depositary certificates in proportion to the number of depositary shares underlying the certificates owned by those holders.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary certificates in proportion to the number of depositary shares underlying the certificates owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary certificates owned by them.
If we issue depositary certificates in book entry form, the nominee holding the global certificate will arrange for the payment of dividends and other distributions to beneficial owners of the global certificate.
Redemption of Depositary Certificates
If the common stock underlying any depositary certificates we may sell under this prospectus is subject to redemption in accordance with the terms of our certificate of incorporation or applicable law, the depositary certificates will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying common stock. The redemption price per depositary certificate will be equal to the redemption price per share payable with respect to the underlying common stock. Whenever we redeem shares of underlying common stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary certificates representing the shares of underlying common stock so redeemed.
Voting
Upon receipt of notice of any meeting at which holders of the common stock underlying any depositary certificates that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary certificates. Each record holder of the depositary certificates on the record date, which will be the same date as the record date for the underlying common stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying common stock represented by the holder’s depositary certificates. The depositary will then try, as far as practicable, to vote the number of shares of common stock underlying those depositary certificates in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying common stock to the extent it does not receive specific instructions with respect to the depositary certificates representing such common stock.
If we issue depositary certificates in book entry form, the nominee holding the global certificate will inform beneficial owners of the global certificate of meetings at which holders of common stock are entitled to vote. The nominee will employ its own procedures and systems in order to collect voting instructions from beneficial owners of the global certificate and communicate such instructions to the depositary, which will vote the underlying common stock accordingly. We may also allow beneficial owners of the global certificate to attend shareholder meetings and vote the shares of common stock underlying their ownership interest in the global certificate.
Amendment and Termination of the Deposit Agreement
The form of depositary certificates and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary certificates will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary certificates at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary certificates have been redeemed or converted into any other securities into which the underlying common stock is convertible or there has been a final distribution, including to holders of depositary certificates, of the underlying common stock in connection with our liquidation, dissolution or winding up.
Charges of Depositary
We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary certificates or persons other than ourselves who may deposit any underlying common stock with the depositary.
Reports
The depositary will forward to holders of depositary certificates all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying common stock.
Limitation on Liability
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying common stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment.

DESCRIPTION OF WARRANTS
We may issue warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the warrant holder, with the option to also utilize a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:
•
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•
the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•
the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	U.S. federal income tax consequences applicable to such warrants;
•	the amount of warrants outstanding as of the most recent practicable date; and
•	any other terms of such warrants.
Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.
Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.
Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise of the warrants, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS
We may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, depositary certificates, warrants or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
From time to time, we may sell the securities offered by this prospectus:
•	through underwriters or dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.
This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act.
The applicable prospectus supplement relating to the securities will set forth:
•	their offering terms, including the name or names of any underwriters, dealers or agents;
•	the purchase price of the securities and the net proceeds we may receive from the sale;
•	any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;
•	any initial public offering price;
•	any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and
•	any securities exchanges on which the securities may be listed.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:
•	at a fixed price or prices which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS
In connection with particular offerings of securities, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$0*
Legal Fees and Expenses**
Accounting Fees and Expenses**
Trustee Fees and Expenses**
Rating Agency Fees**
Stock Exchange Listing Fees**
Printing Fees and Expenses**
Miscellaneous**
Total	$**

*	Excludes the registration fee previously paid in connection with unsold securities pursuant to Rule 415(a)(6).
**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, and in some cases must, indemnify any person made a party to any action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by such person as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if, in either type of action, the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. We may not indemnify any person in connection with a derivative action for matters as to which he or she is adjudged to be liable to the corporation, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses. Our certificate of incorporation requires us to indemnify our directors and officers to the full extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the DGCL.
We have entered into agreements with each of our co-chief executive officers and/or their affiliated entities that provide that, so long as the executive is not found by a court of law to be guilty of a willful and material breach of the agreement or to be guilty of willful gross misconduct, we will indemnify the executive from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceedings or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and selected by the executive) incurred by the executive and arising out of, in connection with, or based upon the executive’s services and the performance of his duties pursuant to the agreement or any other matter contemplated by the agreement, whether or not resulting in any such liability. The agreements also provide that we will reimburse the executive as and when incurred for any reasonable legal or other expenses incurred by the executives in connection with investigating or defending against any such loss, claim, damage, liability, action, proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto, whether or not the executive is a defendant in or target of such action, proceeding or investigation. We have also entered into an employment agreement with our chief financial officer that provides that we will indemnify and hold the executive harmless to the maximum extent permitted under applicable law, our certificate of incorporation and bylaws for acts and omissions in the executive’s capacity as our officer or employee. We also carry directors’ and officers’ liability insurance pursuant to which all of our officers and directors may be reimbursed for any losses or expenses they incur in connection with their service as officers or directors. In addition, our bylaws provide that we must indemnify our officers and directors to the fullest extent permitted by the DGCL.

Item 16.	Exhibits
The following exhibits are filed as part of this registration statement:

1.1	Underwriting Agreements(1)
4.1	Certificate of Incorporation(2)(P)
4.2	Amended and Restated Bylaws(3)
4.3	Specimen certificate of common stock of the Company(4)
4.4	Form of Indenture
4.5	Form of Debt Security(1)
4.6	Form of Depositary Agreement(1)
4.7	Form of Depositary Certificate(1)
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1)
23.2	Consent of Grant Thornton LLP
24.1	Power of Attorney (included with signature pages)
25.1	Statement of Eligibility of Trustee(5)
107	Filing Fee Table

(1)	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K
(2)	Incorporated by reference to the registrant’s Proxy Statement filed for its 1994 Annual Meeting of Stockholders (P=Filed on paper)
(3)	Incorporated by reference to Exhibit 11.14 of the registrant’s Form 10-Q for the quarter ended June 30, 2002 filed July 26, 2002
(4)	Incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-3 (File No. 333-126519) filed July 11, 2005
(5)	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
Item 17.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on June 11, 2026.

CENTURY CASINOS, INC.

By:	/s/ Erwin Haitzmann
Name:	Erwin Haitzmann
Title:	Chairman of the Board and Co Chief Executive Officer

By:	/s/ Peter Hoetzinger
Name:	Peter Hoetzinger
Title:	Vice Chairman of the Board, Co Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erwin Haitzmann, Peter Hoetzinger and Margaret Stapleton, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on the date indicated.

Signature	Title	Date

/s/ Erwin Haitzmann	Chairman of the Board and Co Chief Executive Officer (Co-Principal Executive Officer)	June 11, 2026
Erwin Haitzmann

/s/ Peter Hoetzinger	Vice Chairman of the Board, Co Chief Executive Officer and President (Co-Principal Executive Officer)	June 11, 2026
Peter Hoetzinger

/s/ Margaret Stapleton	Chief Financial Officer (Principal Financial Officer)	June 11, 2026
Margaret Stapleton

/s/ Timothy Wright	Chief Accounting Officer (Principal Accounting Officer)	June 11, 2026
Timothy Wright

/s/ Gottfried Schellmann	Director	June 11, 2026
Gottfried Schellmann

Signature	Title	Date

/s/ Dinah Corbaci	Director	June 11, 2026
Dinah Corbaci

/s/ Eduard Berger	Director	June 11, 2026
Eduard Berger

/s/ Mitchell Etess	Director	June 11, 2026
Mitchell Etess